SUBSCRIPTION AGREEMENT

Pelcor, Inc.

109 Mills Cover

Victoria, B.C.

V9B 6R8

Canada

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser" ) is purchasing __________________________________________________ (__________) shares of Common Stock of Pelcor, Inc. (the "Company") at a price of $0.04 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Mr. Christopher Walker and Ms. Joan Gandza solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation.

MAKE CHECK PAYABLE TO:  Pelcor, Inc.

Executed this _____ day of ___________________, 200___.

___________________________________	_________________________________
Signature of Purchaser
___________________________________
Address of Purchaser

___________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

	X $0.04	=	US$
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________
Pelcor, Inc.

By:

Title: